SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the  Securities
                      Exchange Act of 1934
                      (Amendment No. ____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ X ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                   Landmark Financial Corp.
            ----------------------------------------
        (Name of Registrant as Specified in its Charter)

                        Alan Schick, Esq.
              Luse Lehman Gorman Pomerenk & Schick
             5335 Wisconsin Avenue, N.W., Suite 400
                     Washington, D.C.  20015
            ----------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):
[X] No fee required
[ ] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11

    1)   Title of each class of securities to which transaction
          applies:
         ______________________________
    2)   Aggregate number of securities to which transaction
          applies:
         ______________________________
    3)   Per unit price or other identifying value of
          transaction computed pursuant
          to Exchange Act Rule 0-11:
         ______________________________
    4)   Proposed maximum aggregate value of transaction:
         ______________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
    ____________________
2)  Form, Schedule or Registration Number:
    _____________________
3)  Filing Party:
    ____________________
4)  Date Filed:
    06/19/98

June 19, 1998


Dear Shareholder:

We cordially invite you to attend the first Annual Meeting of Shareholders of Landmark Financial Corp. (the "Company"). The Annual Meeting will be held at the Fort Rensselaer Club, 4 Moyer Street, Canajoharie, New York 13317, at 11:00 a.m., Eastern Standard Time, on July 22, 1998.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual
Meeting we will also report on the operations of the Company.
Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

The Annual Meeting is being held so that stockholders may consider the election of directors, the adoption of the Landmark Financial Corp. 1998 Stock Option Plan, the adoption of the Landmark Financial Corp. 1998 Recognition and Retention Plan and the ratification of the appointment of Harvazinski & Montanye, L.L.P. as the Company's auditors for fiscal year 1999.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,



Gordon E. Coleman
President and Chief Executive Officer

                    Landmark Financial Corp.
                        26 Church Street
                   Canajoharie, New York 13126
                         (518) 673-2012

                            NOTICE OF
                 ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held On July 22, 1998

    Notice is hereby given that the Annual Meeting of Landmark
Financial Corp. (the "Company") will be held at the Fort
Rensselaer Club, 4 Moyer Street, Canajoharie, New York 13317, on
July 22, 1998 at 11:00 a.m., Eastern Standard Time.

    A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

    The Annual Meeting is for the purpose of considering and acting upon:

    1.   Election of three Directors to the Board of Directors;

    2.   The adoption of the Landmark Financial Corp. 1998 Stock
Option Plan;

    3.   The adoption of the Landmark Financial Corp. 1998
Recognition and Retention Plan; and

    4.   The ratification of the appointment of Havarzinski &
Montanye L.L.P. as auditors for the Company for the fiscal year ending March 31, 1999; and

such other matters as may properly come before the Annual
Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual
Meeting.

    Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on June 12, 1998, are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

    EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                        By Order of the Board of Directors


                        Secretary
June 19, 1998

-----------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-----------------------------------------------------------------

                         PROXY STATEMENT

                    Landmark Financial Corp.
                        26 Church Street
                   Canajoharie, New York 13126
                         (518) 673-2012

                 ANNUAL MEETING OF SHAREHOLDERS
                          July 22, 1998

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Landmark Financial Corp. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), which will be held at the Fort Rensselaer Club, 4 Moyer Street, Canajoharie, New York 13317, on July 22, 1998, at 11:00 a.m., Local Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about June 19, 1998.


                      REVOCATION OF PROXIES

    Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

    Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.


         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock") as of the close of business on June 12, 1998 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 152,000 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for the adoption of the Landmark Financial Corp. 1998 Stock Option Plan, Landmark Financial Corp. 1998 Recognition and Retention Plan and the ratification of Havarzinski & Montanye L.L.P. as the Company's auditors. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present, but will not be counted as votes in favor of Proposals II, III or IV.

    Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by Directors individually, by executive officers individually, by executive officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.


                            Amount of Shares
    Name                    Owned and Nature    Percent of Shares
and Address of                of Beneficial     of Common Stock
Beneficial Owner                Ownership         Outstanding
----------------            ----------------    -----------------

Gordon E. Coleman               3,075               2.02%
John R. Francisco               5,000               3.29
F. Richard Ferraro                200                .13
Federick P. LaCoppola             500                .33
Carl J. Rockefeller               500                .33
Carl S. Salmon, III             5,000               3.29
Patricia A. Symolon               500                .33
John F. Von Ahn, Jr.               50                .03
H. Stuart Larson                  500                .33
All Directors and Executive
 Officers as a Group
 (9 persons)                   15,325              10.08

Landmark Community Bank        12,160               8.00%
Employee Stock Ownership Plan
26 Church Street
Canajoharie, New York 13126

-----------------
(1) The address of all named persons is 26 Church Street, Canajoharie, New York.


                PROPOSAL I--ELECTION OF DIRECTORS

    The Company's Board of Directors is currently composed of seven members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Two Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors, John
R. Francisco, Gordon E. Coleman and Carl S. Salmon, III, who are currently members of the Board of Directors.

Ownership Reports by Officers and Directors

    The Common Stock of the Company is registered with the Securities and Exchange Commission (the "SEC") pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Personnel Committee Interlocks and Insider Participation

    The full Board of Directors of the Company determines the salaries to be paid each year to the officers of the Company. Gordon E. Coleman is a Director of the Company and Landmark Community Bank (the "Bank") in addition to being the President and Chief Executive Officer of the Company and the Bank. Mr. Coleman does not participate in the Board of Directors' determination of compensation for the President and Chief Executive Officer.

Report of the Board of Directors on Executive Compensation

    Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The Company's only executive officer is Mr. Coleman. The disclosure requirements for the Chief Executive Officer include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting Mr. Coleman. In fulfillment of this requirement, the Company's Board of Directors has prepared the following report for inclusion in this proxy statement.

    The Board of Directors annually reviews the performance of the Chief Executive Officer and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the base salary of the Chief Executive Officer should be increased, the Board of Directors takes into account individual performance, performance of the Company, the size of the Company and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

    While the Board of Directors does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and asset quality, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Board of Directors in fiscal 1998 included general management oversight of the Company, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considered the standing of the Company with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Board of Directors, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved an increase in the base salary of the Chief Executive Officer. Accordingly, the Board of Directors approved a salary increase totaling $15,000 for the Company's and Bank's Chief Executive Officer, bringing 1998 total base compensation for Mr. Coleman to $60,000 from $45,000 in 1997. This report is submitted by F. Richard Ferraro, Frederick P. LaCoppola and Carl J. Rockefeller.

Directors' Compensation

    Each non-employee Director receives a meeting fee of $300 for each Board meeting attended. Employee directors do not receive monthly meeting fees. The Company and the Bank paid a total of $23,900 in Director fees during the year ending March 31, 1998.

Executive Compensation

    The following table sets forth for the years ended March 31, 1997 and 1998, certain information as to the total remuneration paid by the Company to Mr. Coleman, the Company's chief executive officer. No other officer of the Company received cash compensation exceeding $100,000 in 1998.

                         Summary Compensation Table

                                                                 Long-Term
                   Annual Compensation                      Compensation Awards

                                                                      Restricted
                                                        Other Annual    Stock    Options/              All Other
  Name and         Year Ended      Salary      Bonus    Compensation   Award(s)    SARs               Compensation
Principal Position   December 31,  ($)          ($)       ($)(2)         ($)       (#)      Payout       ($)(3)
---------------------------------------------------------------------------------------------------------------------

Gordon E. Coleman     1998        $54,600     $4,400      $1,940            --        --       --         -
President and         1997         45,000      3,600           -            --        --       --         -
Chief Executive
Officer

-------------------
(1) No other executive officer received salary and bonuses
     that in the aggregate exceeded $100,000.
(2) Includes 120 shares allocated to Mr. Coleman under the
     Company's Employee Stock Ownership Plan.
(3) The aggregate amount of such benefits did not exceed the lesser of $50,000 or 10% of cash compensation for the named individuals.
/TABLE

Directors of the Company

    The Board of Directors of the Company currently consists of seven directors. The directors are divided into three classes.
Approximately one-third of the directors will be elected at each annual meeting of stockholders.

    The following table sets forth certain information regarding the directors of the Company:

                         Positions Held                 Director  Current Term
Name                      with the Bank         Age(1)   Since      To Expire
------------------------------------------------------------------------------
                             NOMINEES


John R. Francisco        Chairman of the Board  47        1981       1998

Gordon E. Coleman        President, Chief       43        1997       1998
                         Executive Officer and
                         Director

Carl S. Salmon, III      Director               47        1997       1998

                        OTHER BOARD MEMBERS

F. Richard Ferraro       Director               73        1972       1999

Frederick P. LaCoppola   Director and Treasurer 55        1986       2000

Carl J. Rockefeller      Director               46        1994       2000

Patricia A. Symolon      Director               63        1994       1999

--------------------
(1) At March 31, 1998.
/TABLE

    The business experience of each director is set forth below.
All directors have held their present position for at least the past five years, except as otherwise indicated.

    John R. Francisco is the Chairman of the Board of the Company. Mr. Francisco is a practicing attorney in the town of St. Johnsville, New York.

    Gordon E. Coleman is the President and Chief Executive Officer of the Company. Prior to joining the Bank in 1996, Mr. Coleman was the Agricultural Loan Officer for Central National Bank from 1993 until 1996. Prior to that time Mr. Coleman was an Assistant Vice President of Citizens National Bank of Malone.

    Carl S. Salmon, III is retired. Mr. Salmon was the president of KCS Abstract and Service Co. Ltd.

    F. Richard Ferraro  is a Leasing Manger for R. Brown & Sons,
Inc., an automobile dealership.

    Frederick P. LaCoppola is the Bank's Treasurer.  Mr.
LaCoppola is a District Agent for Presidential Insurance Corp.

    Carl J. Rockefeller serves as the business manager of the Fort Plain Central School in Ft. Plain, New York. Mr.
Rockefeller is also bookkeeper for the town of Minden.

    Patricia A. Symolon is retired. Until her retirement in 1996, she was the former Chief Executive Officer of Canajoharie
Buildings Savings and Loan Association.

    There are no executive officers of the Company that are not also directors of the Company.

Benefits

    Employee Stock Ownership Plan and Trust. The Company has established an Employee Stock Ownership Plan and Related Trust ("ESOP") for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Code. Employees with a 12-month period of employment with the Company during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. The ESOP has borrowed funds and has purchased 12,160 shares. The Common Stock purchased by the ESOP serves as collateral for the loan. The loan will be repaid principally from the Company's contributions to the ESOP over a period of up to seven years. The interest rate for the loan is the prime rate minus 1 point. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

    Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become vested after five years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated.

    In connection with the establishment of the ESOP, a committee consisting of all nonemployee Directors was selected by the Company to administer the ESOP and the Company's other stock benefit plans (the "Stock Benefits Committee"). An unrelated corporate trustee for the ESOP initially was appointed. The Stock Benefits Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee generally will vote all shares of Common Stock held under the ESOP in accordance with the written instructions of the Stock Benefits Committee. In certain circumstances, however, the ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares and shares held in the suspense account in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, subject to and in accordance with the fiduciary duties under ERISA owed by the ESOP trustee to the ESOP participants. Under ERISA, the Secretary of Labor is authorized to bring an action against the ESOP trustee for the failure of the ESOP trustee to comply with its fiduciary responsibilities.

    Stock Option Plan. The Board of Directors of the Company has adopted subject to stockholder approval the Landmark Financial Corp. 1998 Stock Option Plan for its officers, employees and nonemployee directors. See Proposal III for a summary of the material terms of the Landmark Financial Corp. 1998 Stock Option Plan.

    Recognition and Retention Plan. The Board of Directors of the Company has adopted subject to stockholder approval the Landmark Financial Corp. 1998 Recognition and Retention Plan as a method of providing officers, employees and nonemployee directors of the Company with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Company. See Proposal IV for a summary of the material terms of the Landmark Financial Corp. 1998 Recognition and Retention Plan.

Transactions With Certain Related Persons

    All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company not having any interest in the transaction.


       PROPOSAL II--THE ADOPTION OF 1998 STOCK OPTION PLAN

General

    Establishment and implementation of the Landmark Financial
Corp. 1998 Stock Option Plan are subject to approval by stockholders and the satisfaction of certain other conditions.

    The Landmark Financial Corp. 1998 Stock Option Plan (the "Stock Option Plan") has been adopted by the Board of Directors of the Company, subject to ratification by stockholders at the Annual Meeting. Pursuant to the Stock Option Plan, 15,200 shares of the Company's Common Stock (or 10% of the shares outstanding) are reserved for issuance by the Company under the Stock Option Plan. Since stockholders do not have preemptive rights, to the extent the Company issues all shares reserved for issuance under the Stock Option Plan from authorized but unissued shares, the interests of current stockholders will be diluted 9.09%.

    The Board of Directors believes that it is appropriate for the Company to adopt a flexible and comprehensive stock option plan which permits the granting of a variety of long-term incentive awards to directors, officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company most depends. However, because the awards are granted only to persons affiliated with the Company, the adoption of the Stock Option Plan could make it more difficult for a third party to acquire control of the Company and therefore could discourage offers for the Company's stock that may be viewed by the Company's stockholders to be in their best interest.

    Attached as Appendix A to this Proxy Statement is the complete text of the Stock Option Plan. The principal features of the Stock Option Plan are summarized below.

Principal Features of the Stock Option Plan

    The Stock Option Plan provides for awards in the form of stock options, reload options, limited stock appreciation rights ("Limited Rights") and dividend equivalent rights. Each award shall be on such terms and conditions, consistent with the Stock Option Plan and applicable OTS Regulations, as the committee administering the Stock Option Plan may determine.

    The term of stock options generally will not exceed ten years from the date of grant. Stock options granted under the Stock Option Plan may be either "Incentive Stock Options" as defined under Section 422 of the Code or stock options not intended to qualify as such ("non-qualified stock options").

    Shares issued upon the exercise of a Stock Option may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan. Generally, in the discretion of the Board, all or any non-qualified stock options granted under the Stock Option Plan may be transferable by the Participant but only to the persons or classes of persons determined by the Board. No other award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Option Plan.

    The Stock Option Plan is administered by a committee of the Board (the "Committee") consisting of either two or more "non-employee directors" (as defined in the Stock Option Plan), or the entire Board. The members of the Committee shall be appointed by the Board. Currently, the Committee is comprised of the entire Board of Directors. Pursuant to the terms of the Stock Option Plan, any director, officer or employee of the Company or its affiliates is eligible to participate. Subject to OTS regulation and policy, the Stock Option Committee will determine to whom the awards will be granted, in what amounts, and the period over which such awards will vest. In granting awards under the Stock Option Plan, the Committee considers, among other things, position and years of service, value of the individual's services to the Company and the Bank and the added responsibilities of such individuals as employees, directors and officers of a public company.

Stock Options

    All stock options will be exercisable in five equal annual installments of 20% commencing with the vesting of the first installment one year from the date of grant, and succeeding installments on each anniversary of the date of grant. If an individual to whom an option or right was granted ceases to maintain continuous service for any reason (excluding death or disability, and termination of employment by the Company or any affiliate for cause), such individual may, but only for a three month period immediately following cessation of continuous service and in no event after the expiration date of such option or right, exercise such option or right to the extent that such individual was entitled to exercise such option or right at the date of cessation. If an individual to whom an option or right was granted ceases to maintain continuous service by reason of death or disability, then, unless the Committee provides otherwise in the instrument evidencing the grant, all options and rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain exercisable in the event of death for the period described below and in the event of disability for a period of one year following such date. In the event of the death of an individual while in the continuous service of the Company or an affiliate or within three months of termination of employment or service, the person to whom any option or right is transferred by will or the laws of descent and distribution, may exercise such option or right but only to the extent such individual was entitled to exercise such option or right immediately prior to his death.

    Following the disability or death of any individual who has received an option, the Committee may, upon request by the option holder, elect to pay to the holder an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of termination of employment or service exceeds the exercise price, multiplied by the number of shares with respect to which such option is properly exercised. If the continuous service of an individual to whom an option or right was granted by the Company is terminated for cause, all rights under such option or right shall expire immediately upon the effective date of such termination.

    The exercise price for the purchase of shares subject to a stock option may not be less than 100% of the market value of the shares on the date of grant. The exercise price must be paid in full in cash or shares of Common Stock, or a combination of both. Subject to stockholder approval of the Stock Option Plan, the Committee intends to provide for the grant of a non-qualified stock option to purchase 760, 400, 700, 400, 400 and 400 shares of Common Stock to directors Francisco, Rockefeller, Salmon, Ferraro, LaCoppola and Symolon, respectively.

Limited Stock Appreciation Rights

    The Committee may grant Limited Rights simultaneous with the grant of any option. A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. Limited Rights generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Payment upon exercise of a Limited Rights will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable.

    Limited Rights may be granted at the time of, and must be related to, the grant of a stock option. The exercise of one will reduce to that extent the number of shares represented by the other. If a Limited Rights is granted with and related to an Incentive Stock Option the Limited Rights must satisfy all the restrictions and limitations to which the related Incentive Stock Option is subject.

Dividend Equivalent Rights

    Dividend equivalent rights may also be granted at the time of the grant of a stock option. Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined under the Stock Option Plan as any dividend paid on shares of Common Stock where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters.

Reload Options

    Reload options may also be granted at the time of the grant of a stock option. Reload options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a reload option is equal to the market value of the previously owned stock at the time it was surrendered to the employer. The option period during which the reload option may be exercised expires at the same time as that of the original option that the holder has exercised in which market value consideration is received in exchange for such issuance.

Effect of Adjustments

    Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Stock Option Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company.

    In the case of any merger, consolidation or combination of the Company with or into another holding company or other entity, whereby either the Company is not the continuing holding company or its outstanding shares are converted into or exchanged for securities, cash or other property, or any combination thereof, any individual to whom a stock option or Limited Rights has been granted at least six months prior to such event will have the right (subject to the provisions of the Stock Option Plan and any applicable vesting period) upon exercise of the option or Limited Rights to an amount equal to the excess of fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option or Limited Rights over the exercise price of the option multiplied by the number of shares with respect to which the option or Limited Rights has been exercised.

Amendment and Termination

    The Board may at any time, subject to OTS regulations and policy, amend, suspend or terminate the Stock Option Plan or any portion thereof, provided, however, that no such amendment, suspension or termination shall impair the rights of any individual, without his consent, in any Award made pursuant to the Plan. Unless previously terminated, the Stock Option Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the Stock Option Plan.

Federal Income Tax Consequences

    Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

(1) The grant of an Award, by itself, will neither result in the recognition of taxable income to the Individual nor entitle the Company to a deduction at the time of such grant.

(2) The exercise of a stock option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the Individual nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% to the first $175,000 of "ordinary income" in excess of $33,750 (single person) or $45,000 (married person filing jointly). This tax applies at a flat rate of 28% of so much of the taxable ordinary income in excess of $175,000. The alternative minimum tax will be payable at a maximum rate of 20%
on net capital gain.   If a taxpayer has alternative minimum
taxable income in excess of $150,000 (married persons filing jointly) or $112,500 (single person), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. The Individual will recognize long term capital gain or loss upon the resale of the shares received upon such exercise, provided the Individual holds the shares for more than eighteen months from the date of exercise.

(3) The sale of an Incentive Stock Option share prior to the applicable holding period, i.e., the longer of two years from the date of grant of the Incentive Stock Option or one year from the date of exercise, will cause any gain to be taxed at ordinary income tax rates, with respect to the spread between the exercise price and the fair market value of the share on the date of exercise and at short term capital gains rates with respect to any post exercise appreciation in the value of the share.

(4) The sale of an Incentive Stock Option share after one year
from the date of exercise, will   generally result in mid or
long term capital gain or loss.

(5) The exercise of a stock option which is not an Incentive Stock Option, i.e., a non-qualified stock option, will result in the recognition of ordinary income on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option.

(6) The exercise of a Limited Rights will result in the recognition of ordinary income by the individual on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise.

(7) Reload options are of the same type (nonstatutory or incentive stock option) as the option that the option holder exercised. Therefore, the tax consequences of the reload option are determined under the applicable tax rules for non-qualified or incentive stock options.

(8) The receipt of a cash payment pursuant to a dividend
equivalent right will result in the    recognition of
compensation or self-employment income by the recipient.

(9) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the Individual under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

Awards Under the Stock Option Plan

    The following table presents information with respect to the number of awards of options which are intended to be granted under the Stock Option Plan, subject to stockholder approval of the Stock Option Plan, to the Company's Chief Executive Officer, to all executive officers as a group, to directors who are not executive officers of the Company and the Bank as a group, and to non-executive employees as a group. All options will be granted at the fair market value on the date of grant.


                        STOCK OPTION PLAN

                                          Dollar
Name and Position                          Value    Number of Units
-----------------------------------------------------------------
Gordon E. Coleman, Chief Executive Officer  $  -          3,800
Executive Officers as a Group (3 persons)      -          3,800
Non-Executive Director Group (6 persons)       -          3,060
Non-Executive Employer Group (6 persons)       -              -

__________________________
(1) Any value realized will be the difference between the exercise price and the market value upon exercise. Since the options have not been granted, there is no current value.

    Subject to the conditions of the Stock Option Plan described herein, the proposed awards to be made in 1998 described herein will vest in five equal annual installments with the first installment generally vesting one year from the date of stockholder ratification of the Stock Option Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THE RATIFICATION OF THE ADOPTION OF THE STOCK OPTION PLAN.


PROPOSAL III--ADOPTION OF THE 1998 RECOGNITION AND RETENTION PLAN

General

    Establishment and implementation of the RRP are subject to approval by stockholders, and the satisfaction of certain other conditions.

    Subject to ratification by stockholders, the Board of the Company has adopted a Recognition and Retention Plan (the "RRP") as a method of providing key officers and directors with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. Pursuant to the RRP, restricted stock awards covering 6,080 shares or 4% of the shares issued in the Stock Conversion, have been reserved for issuance under the RRP.

    Attached as Appendix B to this Proxy Statement is the complete text of the form of the RRP. The principal features of the RRP are summarized below.

Principal Features of the RRP

    The RRP provides for the award of shares of Common Stock
("RRP Shares") subject to the restrictions described below. Each award under the RRP will be made on terms and conditions, consistent with the RRP.

    The RRP is administered by a committee of the Board consisting of either (i) at least two "non-employee directors" (as defined in the RRP) or (ii) the entire Board. (the "RRP Committee"), The members of the RRP Committee shall be appointed by the Board. Currently, the RRP Committee is comprised of the entire Board of Directors. The RRP Committee will select the recipients and terms of awards pursuant to the RRP. Pursuant to the terms of the RRP, any director, officer or employee of the Company or its affiliates may be selected by the RRP Committee to
participate in the RRP.   In determining to whom and in what
amount to grant awards, the RRP Committee considers the position and responsibilities of eligible employees, the value of their services to the Company and the Bank and other factors it deems relevant. As of June 12, 1998, there were six non-employee directors eligible to participate in the RRP.

    The RRP provides that RRP Shares used to fund awards under such plan may be either authorized but unissued shares or issued shares heretofore or hereafter reacquired by the Company in the open market and held as treasury shares. To the extent the Company utilizes authorized but unissued shares to fund the RRP, the interests of the current stockholders will be diluted by approximately 3.83%.

    RRP Shares to be awarded in 1998 to directors, officers and employees will vest in five equal annual installments, with the first installment vesting one year from the date of shareholder approval, in each case subject to the conditions described below. RRP Shares are subject to forfeiture if the recipient fails to remain in the continuous service (as defined in the RRP) as an employee, officer, or director of the Company or the Bank for a stipulated period (the "restricted period").

    In the event a recipient ceases to maintain continuous service with the Company or the Bank by reason of death or disability, RRP Shares still subject to restrictions will vest and be free of these restrictions. In the event of termination for any other reason, all nonvested shares will be forfeited and returned to the Company. Prior to vesting of the nonvested RRP shares, a recipient will have the right to vote the nonvested RRP Shares which have been awarded to the recipient and will receive any dividends declared on such RRP Shares.

Effect of Adjustments

    Restricted stock awarded under the RRP will be adjusted by the RRP Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure.

Federal Income Tax Consequences

    Holders of restricted stock will recognize ordinary income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine such fair market value on the date of the grant of the restricted stock. Holders of restricted stock will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received. Generally, the amount of income recognized by individuals will be a deductible expense for tax purposes by the Bank.

Amendment to the RRP

    The Board of Directors of the Company may at any time, subject to OTS regulations and policy, amend, suspend or terminate the RRP or any portion thereof, provided, however, that no such amendment, suspension or termination shall impair the rights of any award recipient, without his consent, in any award therefore made pursuant to the RRP.

Awards Under the RRP

    The following table presents information with respect to the number of awards of restricted stock which are intended to be granted under the RRP, subject to stockholder approval of the RRP, to the Company's Chief Executive Officer, to all executive officers as a group, to directors who are not executive officers of the Company and the Bank as a group and to all non-executive employees as a group. Subject to stockholder ratification of the RRP, the Committee intends to provide for the award of 304 and 304 shares of restricted stock to directors Francisco and Rockefeller, respectively.

                        RECOGNITION AND RETENTION PLAN

                                          Dollar     Shares of
Name and Position                          Value  Restricted Stock
------------------------------------------------------------------
Gordon E. Coleman, Chief Executive Officer  $19,471       1,520
Executive Officers as a Group (3 persons)    24,339       1,900
Non-Executive Director Group (6 persons)      7,788         608
Non-Executive Employer Group (6 persons)       -              -

________________________

(1) Assumes an aggregate market value of the shares of restricted stock based on the closing sales price of the Company's Common Stock of $12.81 per share on June 12, 1998.


      PROPOSAL IV--RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has approved the engagement of Harvazinski & Montanye LLP, to be the Company's auditors for the 1998 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Harvazinski & Montanye LLP, for the Company's fiscal year ending March 31, 1998. A representative of Harvazinski & Montanye LLP, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

    In order to ratify the selection of Harvazinski & Montanye LLP, as the auditors for the 1999 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Harvazinski & Montanye LLP, as auditors for the 1999 fiscal year.

                      SHAREHOLDER PROPOSALS

    In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's executive office, 26 Church Street, Canajoharie, New York 13126, no later than February 19, 1999. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


                          OTHER MATTERS

    The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.


                          MISCELLANEOUS

    The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO GORDON E. COLEMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, LANDMARK FINANCIAL CORP., 26 CHURCH STREET, CANAJOHARIE, NEW YORK 13126, OR CALL AT 518/673-2012.

                             BY ORDER OF THE BOARD OF DIRECTORS



                             Corporate Secretary
Canajoharie, New York
June 19, 1998

                         REVOCABLE PROXY

                    LANDMARK FINANCIAL CORP.
                 ANNUAL MEETING OF SHAREHOLDERS
                          July 22, 1998

    The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Fort Rensselaer Club, 4 Moyer Street, Canajoharie, New York on July 22, 1998, at 11:00 a.m. Local Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                           VOTE
                                               FOR       WITHHELD
                                               ---       --------
                                            (except as
                                             marked to
                                           the contrary
                                              below)

1. The election as Directors of all nominees    / /         / /
   listed below each to serve for a
   three-year term

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.


-------------------------------

-------------------------------

                                      FOR     AGAINST     ABSTAIN

2. The adoption of the Landmark       / /       / /          / /
   Financial Corp. 1998 Stock Option
   Plan.

3. The adoption of the Landmark       / /       / /          / /
   Financial Corp. 1998 Recognition
   and Retention Plan.

4. The ratification of Harvazinski &  / /       / /          / /
   Montanye L.L.P. as the Company's
   independent auditor for the fiscal
   year ended March 31, 1999.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated June 19, 1998, and audited financial statements.


Dated: -----------------, 1998

              Check Box if You Plan
              to Attend Meeting            /  /


-------------------------     -------------------------
PRINT NAME OF SHAREHOLDER    PRINT NAME OF SHAREHOLDER


-------------------------     -------------------------
SIGNATURE OF SHAREHOLDER          SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.


-----------------------------------------------------------------
   Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
-----------------------------------------------------------------